Exhibit 99.1

News Release

Superior Industries Reports Preliminary Financial Results for Third Quarter 2018 and Revises Full Year 2018 Outlook

SOUTHFIELD, MICHIGAN — October 24, 2018 — Superior Industries International, Inc. (NYSE:SUP), one of the world’s leading aluminum wheel suppliers, today announced preliminary financial results for the third quarter ended September 30, 2018 and updated its Outlook for the year ended December 31, 2018.

Preliminary Third Quarter 2018 Results

Based on preliminary unaudited results, Superior expects wheel unit shipments to be 4.7 million in the third quarter of 2018, which compares to unit shipments of 5.0 million in the prior year period. Comparative preliminary results for the third quarter of 2018 were impacted by the inclusion of one additional calendar week of North America operations in the third quarter of 2017 as a result of the realignment of the fiscal periods to calendar quarters in 2017.

Net sales for the third quarter of 2018 are expected to be in the range of $345 million to $350 million, compared to net sales of $331.4 million in the third quarter of 2017.

Value-Added Sales for the third quarter of 2018 are expected to be in the range of $175 million to $180 million, compared to Value-Added Sales of $187.4 million in the third quarter of 2017.

Adjusted EBITDA, a non-GAAP financial measure, is expected to be approximately $30 million for the third quarter of 2018, compared to $43.0 million in the third quarter of 2017. See “Non-GAAP Financial Information” below.

The financial results contained in this release are preliminary, and therefore, subject to Superior’s completion of its customary quarterly closing and review procedures. Accordingly, these preliminary results may change and those changes may be material. Complete financial results for the third quarter ended September 30, 2018 will be released before the market opens on November 9, 2018.

“Our preliminary third quarter 2018 results reflect the impact of the Worldwide Harmonized Light Vehicle Test Procedure (WLTP) emission standards, which drove lower volumes due to reduced OEM production throughout Europe, as well as softer production schedules from our OEM customers in the United Kingdom. Additionally, rising energy rates in Mexico, coupled with higher launch costs associated with our newer sophisticated designs and finishes in North America and Europe negatively impacted the quarter. These factors will continue to pressure profitability during the fourth quarter,” commented Don Stebbins, President and Chief Executive Officer. “While we remain confident in the long-term opportunities ahead for the Company, we are revising our 2018 full year outlook.”

Updated Full Year 2018 Outlook

•	Superior now expects unit shipments to be in the range of 20.85 million to 21.05 million. This compares to Superior’s previously issued Outlook of 21.25 million to 21.60 million.

•	Superior now expects net sales to be in the range of $1.48 billion to $1.51 billion. This compares to Superior’s previously issued Outlook of $1.52 billion to $1.56 billion.

•	Superior now expects Value-Added Sales to be in the range of $790 million to $805 million. This compares to Superior’s previously issued Outlook of $800 million to $835 million.

•	Adjusted EBITDA is now expected to be between $175 million and $180 million, which compares to the previously issued Outlook of $190 million and $205 million.

•	Capital expenditures are projected to arrive at approximately $85 million, which compares to the prior Outlook of $95 million.

•	Cash flow from operations is now anticipated to be between $130 million and $145 million, which compares to a range of $160 million to $180 million provided before.

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Due to the further refinement and recently published regulations of the Tax Cuts and Jobs Act (TCJA), the effective tax rate Outlook is now at or below 0%, which compares to the prior Outlook of 25% to 29%.

Value-Added Sales and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Information” below.

Conference Call Information

Superior will release financial results for the third quarter ended September 30, 2018 on Friday, November 9, 2018. A conference call will be held to discuss the financial results on Friday, November 9, 2018 at 8:00 AM EDT and will be hosted by Don Stebbins, President and Chief Executive Officer and Matti Masanovich, Executive Vice President and Chief Financial Officer.

The conference call may be accessed by dialing (877) 260-1479 for participants in the U.S./Canada or +1 (334) 323-0522 for participants outside the U.S./Canada using the required conference ID 4045605. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: earnings call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates and partners with customers to design, engineer and manufacture a wide variety of innovative and high quality products utilizing the latest lightweighting and finishing technologies. Superior also maintains leading aftermarket brands including ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange and is a component of Standard & Poor’s Small Cap 600 and Russell 2000 Indices. For more information, please visit www.supind.com.

Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with GAAP included throughout this earnings release, this release refers to “Adjusted EBITDA,” which Superior has defined as earnings before interest, income taxes, depreciation, amortization, acquisition and integration costs, change in fair value of preferred derivative, plant closure costs, and “Value-Added Sales,” which Superior defines as net sales less pass-through charges primarily for the value of aluminum. Management believes the non-GAAP financial measures used in this press release are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These non-GAAP measures may be different from similar measures used by other companies.

In reliance on the safe harbor provided under section 10(e) of Regulation S-K, Superior has not quantitatively reconciled differences between Adjusted EBITDA presented in the preliminary third quarter financial results or updated 2018 Outlook to net income, the most comparable GAAP measure, as Superior is unable to quantify certain amounts that would be required to be included in net income without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

See below for a reconciliation of Value-Added Sales to net sales, the most directly comparable financial measures calculated and presented in accordance with GAAP.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Non-GAAP Financial Measures (Unaudited)

(Dollars in Millions)

Outlook for Full Year 2018 Value-Added Sales	Outlook Range
Net Sales Outlook	$1,480.0	$1,510.0
Less:
Aluminum Value and Outside Service Provider Costs	(690.0)	(705.0)

Value-Added Sales Outlook	$790.0	$805.0

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “may,” “should,” “could,” “will,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the updated 2018 Outlook included herein, the Company’s ability to integrate European operations, and the Company’s strategic and operational initiatives, product mix and overall cost improvement and are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2017, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Superior Investor Relations:

Troy Ford

(248) 234-7104

Investor.Relations@supind.com